Supplementary Agreement for the Escrow
Terms and Conditions for the First Installment

This Agreement is entered by and between the Transferor, the Related Party of Transferor and Transferee in Beijing on the day of _September 14，2010.

Transferor:
     Beijing Fengyin Xianghe Scientific Technology Co., Ltd.

：
Transferee:
China New Energy Investment Co.,Ltd
Authorized Representative:
ID No.:

Related Party of Transferor:
    Tang Zhixiang (ID No. 110227195610211817)

 (The Transferor, the Transferee and the Related Party of Transferor shall hereinafter be referred to individually as the "Party" and collectively as the "Parties".)

Target Company：

1、Zhuolu Dadi Gas Co. Ltd., (hereinafter referred to as “Zhuolu Company” or the “Target Company”), a limited company established and existing under the laws of China, with its registered address at Zhuolu County, Zhangjiakou, Hebei Province, with its legal representative of Tang Zhixiang.

2、Beijing Century Dadi Gas Engineering Co., Ltd.  (hereinafter referred to as “CENTURY DADI” or the “Target Company”), a limited company established and existing under the laws of China, with its registered address at [No.51,Qingchun Rd.,        Huairou District, Beijing], with its legal representative of [Tang Zhixiang].

Collective as the“Target Companies”

Whereas

 Transferor, Related Party of Transferor and the Transferee, after good faith consultations, have concluded Equity Transfer Agreements for the Target Companies(herein after collectively referred to as "ETAs") regarding 70% share transfer of Target Companies on _______. Now this Supplementary Agreement is reached in connection with the Escrow Terms and Conditions for the First Installment.

I. Conditions for release payment of the first installment

The Transferee agrees that before all the first installment payment release preconditions are satisfied, if the Transferor intends to use some of the money in the Mutual Management Bank Account to pay equity transfer consideration to certain shareholders of the Target Companies and Subsidiary (the “Minority Shareholders”) for the purpose of achieving the shareholding structure listed in Annex II of ETAs, in order to facilitate these purchases, the Transferor is entitled to borrow 50% of the money in the Mutual Management Bank Account (“MMBA”) under the following conditions:

1.	The transactions contemplated in the ETAs shall have received MOC approval；
2.	Such equity transfers have completed the AIC registration between the Transferor/the Target Company and the Minority Shareholders；
3.	All application documents for applying for alteration registration in AIC for the 70% equity transfer to the Transferee have been prepared and duly signed;
4.	All application documents mentioned in item 5 are controlled by the Transferred; and

5.
The Transferor has signed a loan contract with the Transferee for the loan from MMBA, issue a loan receipt to the Transferee as well, and Beijing Dadi Gas Engineering Co., Ltd. issues a letter of guarantee to the Transferee assuming joint guarantee liability for such loan.

II. Undertakings of the Transferor

1.
Transferor undertakes to complete the transfer of 70% of two Target Company to the Transferee on a date no later than (i) the 25th of October 2010 or (ii) 15 days after the disbursement of funds from the MMBA.

III. Guarantee

The Transferor’s loan from the MMBA shall be guaranteed by Dadi Gas, and such guarantee is a joint liability guarantee with recourse against its all assets.

IV. Breach of Agreement

In case any Party is in breach of section 2 of this Agreement, the penalty of breach for such Escrow terms and conditions shall be equal to the amount of loan.

V. Miscellaneous

1.	The Supplementary Agreement shall be part of the ETAs, and of equal legal effect with the ETAs.
2.	Terms, the applicable laws, the dispute settlement term of the Supplementary Agreement shall be in accord with the ETAs.
3.	This Agreement shall be established upon the signature and seal of all parties, and shall come into effect on the date when ETAs becomes effective.
4.	This Agreement is executed in six counterparts. Each Party holds two copies.

 (Remainder page left blank.)

(Signature and seal)

Transferor:
     Beijing Fengyin Xianghe Scientific Technology Co., Ltd.

Authorized Representative:

Transferee:
China New Energy Investment Co.,Ltd

Authorized Representative:

Related Party of the Transferor:
Tang Zhixiang (Singature)：

 Date: